EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
eGlobe, Inc.
Washington, D.C.

     We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-83699 and Form S-8 No. 333-88633) of our report dated March 24, 2000, except for Notes 10 and 18 which are as of April 6, 2000, and Note 19, which is as of October 25, 2000, relating to the consolidated financial statements and schedule of eGlobe, Inc. appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1999.


                                        /s/ BDO Seidman, LLP



Denver, Colorado
November 3, 2000